Exhibit 99.1

NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Fourth Quarter 2015 Results
Fourth quarter results:

•	Consolidated sales of $1.9 billion

•	Operating profit of $90 million

•	Earnings per share of $1.03

•	Free cash flow of $102 million, or 209% of net income
Full year results:

•	Consolidated sales of $7.5 billion

•	Operating profit of $374 million

•	Earnings per share of $4.18

•	Free cash flow of $261 million, or 125% of net income
PITTSBURGH, January 28, 2016 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2015 fourth quarter results.
Mr. John J. Engel, WESCO’s Chairman and Chief Executive Officer, stated, “Our fourth quarter sales declined 7%, reflecting weakness in commodity-driven end markets and continued foreign exchange headwinds. Organic sales were down 8% against a strong prior year quarter, with the U.S. and Canada down 5% and 14%, respectively. Although overall sales were down, our data communications and utility sales grew again in the quarter. We continued to tightly manage our costs and streamline our organization, and the benefits of these actions partially mitigated the impact of lower sales and business mix on earnings per share, which declined versus prior year. Free cash flow generation was very strong at more than two times net income. As anticipated, our leverage ratio ended the year slightly above our target range following the acquisition of Needham Electric Supply during the fourth quarter. With continued strong cash generation, we expect to reduce our leverage ratio back within our target range of 2.0 to 3.5 times EBITDA in the near term.”
The following are results for the three months ended December 31, 2015 compared to the three months ended December 31, 2014:

•
Net sales were $1,861.5 million for the fourth quarter of 2015, compared to $1,995.5 million for the fourth quarter of 2014, a decrease of 6.7%. Normalized organic sales decreased 7.6%; foreign exchange rates negatively impacted sales by 3.7% and were partially offset by the positive impacts from acquisitions and number of workdays of 3.0% and 1.6%, respectively.

•	Gross profit was $363.5 million, or 19.5% of sales, for the fourth quarter of 2015, compared to $402.2 million, or 20.2% of sales, for the fourth quarter of 2014.

•	Selling, general & administrative (SG&A) expenses were $256.9 million, or 13.8% of sales, for the fourth quarter of 2015, compared to $260.9 million, or 13.1% of sales, for the fourth quarter of 2014.

•
Operating profit was $90.0 million for the current quarter, compared to $124.2 million for the fourth quarter of 2014. Operating profit as a percentage of sales was 4.8% and 6.2% in 2015 and 2014, respectively.

•
Interest expense for the fourth quarter of 2015 was $9.9 million, compared to $20.2 million for the fourth quarter of 2014. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax

Exhibit 99.1

positions, the amortization of deferred financing fees and accrued interest, for the fourth quarter of 2015 and 2014 was income of $8.1 million and expense of $0.6 million, respectively. The resolution of transfer pricing matters associated with previously filed tax positions resulted in non-cash interest income of $9.4 million for the fourth quarter of 2015.

•
The effective tax rate for the current quarter was 39.3% compared to 28.8% for the prior year fourth quarter. The resolution of the tax matter described above resulted in incremental income tax expense of $11.7 million, which combined with the effect of the interest income associated with this matter, increased the effective tax rate in the fourth quarter of 2015 by 11.3 percentage points.

•	Net income attributable to WESCO International, Inc. of $48.4 million for the current quarter was down 35.0% from $74.5 million for the prior year quarter.

•
Earnings per diluted share for the fourth quarter of 2015 were $1.03 per share, based on 47.2 million diluted shares, compared to earnings per diluted share of $1.40 in the fourth quarter of 2014, based on 53.0 million diluted shares.

•	Free cash flow for the fourth quarter of 2015 was $101.6 million, or 209% of net income, compared to $106.9 million for the fourth quarter of 2014.
Mr. Engel continued, “On a full year basis, our results reflect the challenging economic and end market environment. Sales, operating margin and earnings per share declined versus prior year but were in line with the outlook we provided during our third quarter earnings call. We remain clearly focused on executing our One WESCO strategy to deliver above-market sales growth, improve profitability, generate strong cash flow, and increase shareholder value. The free cash flow generation capability of our business supports continued investment in our One WESCO growth initiatives, including acquisitions, while providing a return of capital to shareholders. We reaffirm our expectation of sales in the range of flat to down 5%, EPS of $3.75 to $4.20 per diluted share, and free cash flow generation of at least 90% of net income in 2016, as we outlined in our investor outlook call in December.”
The following results are for the year ended December 31, 2015 compared to the year ended December 31, 2014:

•
Net sales were $7,518.5 million for 2015, compared to $7,889.6 million for 2014, a decrease of 4.7%. Normalized organic sales decreased 3.3%; foreign exchange rates negatively impacted sales by 3.4% and were partially offset by a positive impact from acquisitions of 2.0%.

•	Gross profit was $1,493.7 million, or 19.9% of sales, for 2015 compared to $1,611.0 million, or 20.4% of sales, for 2014.

•	SG&A expenses for 2015 were $1,055.0 million, or 14.0% of sales, compared to SG&A expenses of $1,076.8 million, or 13.6% of sales, for 2014.

•	Operating profit was $373.7 million for 2015, compared to $466.2 million for 2014. Operating profit as a percentage of sales was 5.0% and 5.9% in 2015 and 2014, respectively.

•
Interest expense for 2015 was $69.8 million, compared to $82.1 million for 2014. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, the amortization of deferred financing fees and accrued interest, for 2015 and 2014 was $3.5 million and $8.1 million, respectively. The resolution of transfer pricing matters associated with previously filed tax positions resulted in non-cash interest income of $9.4 million in the fourth quarter of 2015.

•
The effective tax rate was 31.4% for 2015 compared to 28.3% for 2014. The resolution of the tax matter described above resulted in incremental income tax expense of $11.7 million, which combined with the effect of the interest income associated with this matter, increased the effective tax rate in 2015 by 2.9 percentage points.

•	Net income attributable to WESCO International, Inc. of $210.7 million for 2015 was down 23.6% from $275.9 million for 2014.

•
Earnings per diluted share for 2015 were $4.18 per share, based on 50.4 million diluted shares, compared to earnings per diluted share of $5.18 per share for 2014, based on 53.3 million diluted shares.

•	Free cash flow for 2015 was $261.4 million, or 125% of net income, compared to $230.7 million in 2014.

Exhibit 99.1

Mr. Engel added, “WESCO provides leading supply chain solutions for customers and suppliers supported by a broad and expanding portfolio of products and services. During this period of economic uncertainty and slow market recovery, customers and suppliers are looking for strong value-creating supply chain partners. Our efforts are centered on providing excellent customer service and delivering value to our customers' operations and supply chains. I am very proud of the extra effort demonstrated by all WESCO associates in serving our customers last year, and I am confident in our team’s ability to improve our performance in 2016.”
Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the fourth quarter earnings as described in this News Release on Thursday, January 28, 2016, at 11:00 a.m. E.S.T. The call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The call replay will be available on the WESCO website through 9:00 A.M., February 4, 2016.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2015 annual sales were approximately $7.5 billion. The Company employs approximately 9,300 people, maintains relationships with over 25,000 suppliers, and serves over 80,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 500 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact
Mary Ann Bell, Vice President, Investor Relations
WESCO International, Inc. (412) 454-4220
investorrelations@wesco.com; http://www.wesco.com

Exhibit 99.1

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2015		December 31, 2014
Net sales	$1,861.5		$1,995.5
Cost of goods sold (excluding	1,498.0	80.5%	1,593.3	79.8%
depreciation and amortization below)
Selling, general and administrative expenses	256.9	13.8%	260.9	13.1%
Depreciation and amortization	16.6		17.1
Income from operations	90.0	4.8%	124.2	6.2%
Interest expense, net	9.9		20.2
Income before income taxes	80.1	4.3%	104.0	5.2%
Provision for income taxes	31.5		29.9
Net income	48.6	2.6%	74.1	3.7%
Less: Net income (loss) attributable to noncontrolling interest	0.2		(0.4)
Net income attributable to WESCO International, Inc.	$48.4	2.6%	$74.5	3.7%

Earnings per diluted common share	$1.03		$1.40

Weighted average common shares outstanding and common share equivalents used in computing earnings per diluted share (in millions)	47.2		53.0

Exhibit 99.1

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2015		December 31, 2014
Net sales	$7,518.5		$7,889.6
Cost of goods sold (excluding	6,024.8	80.1%	6,278.6	79.6%
depreciation and amortization below)
Selling, general and administrative expenses	1,055.0	14.0%	1,076.8	13.6%
Depreciation and amortization	65.0		68.0
Income from operations	373.7	5.0%	466.2	5.9%
Interest expense, net	69.8		82.1
Income before income taxes	303.9	4.0%	384.1	4.9%
Provision for income taxes	95.5		108.7
Net income	208.4	2.8%	275.4	3.5%
Less: Net income (loss) attributable to noncontrolling interest	(2.3)		(0.5)
Net income attributable to WESCO International, Inc.	$210.7	2.8%	$275.9	3.5%

Earnings per diluted common share	$4.18		$5.18

Weighted average common shares outstanding and common share equivalents used in computing earnings per diluted share (in millions)	50.4		53.3

Exhibit 99.1

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents	$160.3	$128.3
Trade accounts receivable, net	1,075.3	1,117.4
Inventories, net	810.1	819.5
Current deferred income taxes	8.5	35.9
Other current assets	203.4	249.2
Total current assets	2,257.6	2,350.3
Other assets	2,329.9	2,404.0
Total assets	$4,587.5	$4,754.3

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$715.5	$765.1
Current debt and short-term borrowings	44.3	49.1
Other current liabilities	188.0	249.6
Total current liabilities	947.8	1,063.8

Long-term debt	1,456.8	1,366.4
Other noncurrent liabilities	409.0	396.0
Total liabilities	2,813.6	2,826.2

Stockholders' Equity
Total stockholders' equity	1,773.9	1,928.1
Total liabilities and stockholders' equity	$4,587.5	$4,754.3

Exhibit 99.1

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2014
Operating Activities:
Net income	$208.4	$275.4
Add back (deduct):
Depreciation and amortization	65.0	68.0
Deferred income taxes	42.9	5.0
Change in trade receivables, net	40.1	(89.0)
Change in inventories, net	2.4	(36.8)
Change in accounts payable	(55.9)	37.6
Other	(19.8)	(9.0)
Net cash provided by operating activities	283.1	251.2

Investing Activities:
Capital expenditures	(21.7)	(20.5)
Acquisition payments	(151.6)	(138.6)
Other	3.0	15.0
Net cash used in investing activities	(170.3)	(144.1)

Financing Activities:
Debt repayments, net of proceeds	91.8	(63.7)
Equity activity, net	(154.2)	(0.7)
Other	(5.4)	(31.2)
Net cash used in financing activities	(67.8)	(95.6)

Effect of exchange rate changes on cash and cash equivalents	(13.0)	(6.9)

Net change in cash and cash equivalents	32.0	4.6
Cash and cash equivalents at the beginning of the period	128.3	123.7
Cash and cash equivalents at the end of the period	$160.3	$128.3

Exhibit 99.1

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include normalized organic sales growth, gross profit, financial leverage and free cash flow. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's organic growth trends, capital structure position and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

Exhibit 99.1

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except sales growth data)
(Unaudited)

	Three Months Ended	Twelve Months Ended
Normalized Organic Sales Growth - Year-Over-Year:	December 31, 2015	December 31, 2015

Change in net sales	(6.7)%	(4.7)%
Impact from acquisitions	3.0%	2.0%
Impact from foreign exchange rates	(3.7)%	(3.4)%
Impact from number of workdays	1.6%	—%
Normalized organic sales growth	(7.6)%	(3.3)%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Twelve Months Ended
Gross Profit:	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net sales	$1,861.5	$1,995.5	$7,518.5	$7,889.6
Cost of goods sold (excluding depreciation and amortization)	1,498.0	1,593.3	6,024.8	6,278.6
Gross profit	$363.5	$402.2	$1,493.7	$1,611.0
Gross margin	19.5%	20.2%	19.9%	20.4%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

Exhibit 99.1

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	December 31, 2015	December 31, 2014

Income from operations	$373.7	$466.2
Depreciation and amortization	65.0	68.0
EBITDA	$438.7	$534.2

	December 31, 2015	December 31, 2014
Current debt	$44.3	$49.1
Long-term debt	1,456.8	1,366.4
Debt discount related to convertible debentures and term loan (1)	164.3	170.4
Total debt including debt discount	$1,665.4	$1,585.9

Financial leverage ratio	3.8	3.0

(1) The convertible debentures and term loan are presented on the condensed consolidated balance sheets in long-term debt, net of the unamortized discount.

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Twelve Months Ended
Free Cash Flow:	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Cash flow provided by operations	$107.1	$111.4	$283.1	$251.2
Less: Capital expenditures	(5.5)	(4.5)	(21.7)	(20.5)
Free cash flow	$101.6	$106.9	$261.4	$230.7
Percent of net income	209%	144%	125%	84%

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund the Company's financing needs.